                                                                   EXHIBIT 10.33

     AN AGREEMENT made the 18th day of February, One thousand nine hundred and ninety-eight BETWEEN FORTUNE WIND INVESTMENTS LIMITED a company incorporated in British Virgin Islands whose registered office is situate at P.0 Box 3136, Road Town, Tortola, British Virgin Islands with a principal place of business at 45th Floor, Sun Hung Kai Centre, 30 Harbour Road, Wanchai, Hong Kong (hereinafter called "the Landlord") of the one part and CREATIVE MASTER LIMITED whose registered office is situate at Unit B on 8th Floor, Casey Industrial Building, 18/20 Bedford Road, Taikoktsui, Kowloon, Hong Kong -------- (hereinafter called "the Tenant") of the other part. WHEREBY IT IS HEREBY AGREED as follows:

     I. The Landlord lets and the Tenant takes ALL THAT UNIT A2 on the 8TH FLOOR of CASEY INDUSTRIAL BUILDING at No.18/20 Bedford Road, Kowloon, Hong Kong (hereinafter referred to as "the said Building") erected on All That piece or parcel of ground registered in the Land Registry as Kowloon Inland Lot No.8234 (which said Unit is shown for identification purpose only and coloured pink on the plan annexed hereto and is hereinafter referred to as "the said premises") Together with the use in common with the co-owners of the said building their tenants work-people and persons authorized by them of the entrance lifts (whenever the same shall be operating) passages and staircases leading to the said premises for the term of ONE YEAR THREE MONTHS AND TWENTY THREE DAYS from the 23rd day of January 1998 to the 15th day of May 1999 both days inclusive determinable as hereinafter mentioned YIELDING AND PAYING therefor during the said term monthly and every calendar month the rent as set out in Part I (a) of the Schedule hereto exclusive of rates and management fee payable in Hong Kong Currency in advance on the 1st day of each and every calendar month without deduction whatsoever PROVIDED THAT the Tenant shall be entitled to a rent-free period of 15 days from the 23rd January 1998 to the 6th February 1998 both days inclusive but the Tenant shall be required to pay rates, management fees and all outgoings in respect of the said premises during the said rent-free period.

     II. THE TENANT TO THE INTENT THAT THE OBLIGATION MAY CONTINUE THROUGHOUT THE TERM OF TENANCY HEREBY CREATED AGREES WITH THE LANDLORD as follows:

     A.   1.   To pay the said rent at the times and in manner aforesaid.

          2. To pay as from the 23rd day of January 1998 all existing and future rates taxes assessments and outgoings payable by law in respect of the said premises either by the owner or occupier thereof except only the crown rent property tax and payment of a capital nature.

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     B.   1.   To pay as from the 23rd day of January 1998 and discharge
               punctually during the said term all charges for electricity, water, gas, telephone rental and other outgoings now or at any time hereafter consumed by the Tenant and to pay all necessary deposits for the same.

          2. To pay as from the 23rd day of January 1998 and discharge punctually during the said term the monthly contribution as set out in Part I (b) of the Schedule towards the costs, charges and expenses for the maintenance and management of the said Building chargeable in respect of the said premises as provided under the Deed of Mutual Covenants relating to the Building of which the said-premises form part (if any) or as the management agent of the said Building shall reasonably require.

     C.   1.   To fit out the said premises in accordance with such plans and specifications as shall have been submitted by the Tenant to and approved in writing by the Landlord and thereafter to constantly maintain and keep the whole of the interior of the said premises and every part thereof in proper and tenantable repair and condition including, but not

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               limited to, all doors, windows, skylights, locks, hinges, bolts, ceilings, floors, water pipes, water closets, electrical installations and wirings and all the Landlord's fixtures and fittings therein (fair wear and tear excepted).

          2. To be wholly responsible for any loss damage or injury caused to any person whomsoever directly or indirectly through the defective or damaged condition of any part of the interior of the said premises and to make good the same by payment or otherwise and to indemnify the Landlord against all actions proceedings claims and demands made upon the Landlord in respect of any such loss damage or injury and all costs and expenses incidental thereto.

     D. In the event of any of the drains becoming choked or stopped up owing to careless use by the Tenant or his work-people to pay the cost incurred by the Landlord in cleansing and clearing the said drains from obstruction.

     E. To permit the Landlord to use and maintain existing pipes and conduits in and through the said premises. The Landlord or its agents shall have the right to

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          enter the said premises at all reasonable times to examine the same.

     F. To comply with such rules and regulations as the Landlord or the management agent may from time to time impose in connection with the industrial refuse chutes in the said Building (if any).

     G. Not to do or permit or suffer to be done anything whereby the policy or policies of insurance on the said premises or other parts of the said Building against damage by fire explosion storm or tempest may become void or voidable or whereby the rate of premium thereon may be increased and the Tenant shall indemnify the Landlord against such increased premium as shall have been brought about or caused by his act or default.

     H. Not to make or permit to make any structural alterations in or additions to the said premises or to the external walls of the said premises or to the electrical wirings installations or other Landlord's fixtures without having first obtained the written license and consent of the Landlord therefor or cut maim or injure or suffer to be cut maimed or injured any doors windows walls structural members or other fabric thereof. If any such consent shall be granted by the Landlord it shall in any.event be subject to the condition that the Tenant shall not cause any damage to the said premises or any part thereof in addition to such other conditions as the Landlord shall think fit to impose and subject to the approval of the Public Works Department or other Government authority (if necessary).

     I. Not to transfer assign underlet or otherwise part with the possession of the said premises or any part thereof either by way of subletting lending sharing or other means whereby any person or persons not party to this Agreement obtains the use or possession of the said premises or any part thereof irrespective of.whether any rental or other consideration is given for such use or possession and in the event of any such transfer subletting sharing assignment or parting with the possession of the said premises (whether for monetary consideration or not) this Agreement shall at the discretion of the Landlord determine and the Tenant shall forthwith surrender the said premises to the Landlord.

     J. Not to do or permit to be done in or.upon the said premises or any part thereof anything which may be or become a nuisance annoyance damage or disturbance to

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          the Landlord or the tenants or occupiers of the other part or parts of the said Building or of other property in the neighborhood or in anywise against the law or regulations of Hong Kong.

     K. Not to put or place any dust-bins, garbage-cans, furniture, chattels, packing cases, boxes, goods, chattels or any other things in the staircases, landings or other common passages in the said Building.

     L. To permit the Landlord and all persons authorized by him at all reasonable times by prior appointment (except in case of emergency) to enter into the said premises to view the condition thereof and to give or leave notice in writing upon the said premises for the Tenant of all defects and wants of repair there found for which the Tenant is responsible hereunder and within one month after every such notice well and sufficiently to repair and make good such defects and wants of repair whereof notice shall have been so given or left.

     M. If any defects or want of repair shall be found and if the Landlord shall give or leave a notice in writing at the said premises or at the business address of the Tenant requiring him to amend the same and if the

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          Tenant shall not within 14 days after the service of such notice proceed diligently with the execution of such repairs then to permit the Landlord or his authorized person to enter upon the said premises and execute such repairs and the cost thereof (the amount thereof in case of difference to be determined by the Landlord's agent) shall be a debt due from the Tenant to the Landlord and be forthwith recoverable by action.

     N. To permit the Landlord and his agent with all necessary workmen and appliances at all reasonable times upon prior notice to the Tenant to enter upon the said premises to execute repairs or alterations on any adjoining premises now or hereafter belonging to the Landlord who shall make good all damages occasioned to the Tenant by such entry.

     O. Not to do or cause or permit or suffer to be done any act deed matter or thing whatsoever in contravention of the negative or restrictive covenants terms or conditions of the Conditions of Sale or Crown Lease under which the said premises are held from the Crown or of the relevant Deed of Mutual Covenant of the said Building.

     P. Not to permit or suffer any sale by auction to take place on the said premises.

     Q. Not to keep or store or cause or permit or suffer to be kept or stored any arms, ammunition, unlawful goods, gun powder, saltpetre, kerosene or other explosive or combustible substance on or in any part of the said premises.

     R. Not to use the said premises or any part thereof for any illegal or immoral purpose.

     S. Not to use the said premises for any purpose other than that of a factory carrying on light industrial undertaking only and not to carry on any industrial undertaking thereon which is now or may hereafter be declared to be offensive under the Public Health and Urban Services Ordinances or any enactment amending the same or substituted thereof and to conduct therein only such factory business which is duly authorized licensed or approved by the competent government authorities and to comply in all respects with the conditions terms and regulations relating to such factory business or imposed on the grant of license in respect thereof.

     T. Not to exhibit or display within or on the exterior of the said premises any writing sign or other device

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          whether illuminated or not which may be visible from outside the said premises except the display of name-plates or signboards of the Tenant the size and position of which shall be subject to the Landlord's approval. The Landlord or his authorized agents shall have the right to remove at the cost and expense of the Tenant any signboard, sign, decoration, or device which shall be affixed or put up or displayed without the prior approval of the Landlord or his agents.

     U. Not to permit any person to remain in the said premises overnight, except for the purpose of posting watchmen to look after the contents of the said premises which shall not be used as sleeping quarters or as domestic premises within the meaning of any Landlord and Tenant Ordinance for the time being in force.

     V. Not to put or install or permit to be put or installed any machinery or thing whatsoever the load of which exceeds the loading capacity of the said premises.

     W. At the reasonable request of the Landlord, the Tenant shall mount and equip his machinery particularly machinery with horizontal reciprocating action and every part thereof with anti-vibration absorbers and anti-dumping absorbers for eliminating and reducing

                                       9
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          vibrations and dumping produced by the operation and running of any of the machinery installed at the said premises.

     X. At the expiration or sooner determination of this Agreement to deliver up to the Landlord the said premises including the Landlord's fixtures and fittings therein in good repair and condition as aforesaid (fair wear and tear excepted) together with any additional erections alterations or improvements which the Tenant may with the consent of the Landlord as aforesaid have made upon or in the said premises and which the Landlord in his absolute discretion may be willing to retain without payment of any compensation for such additional erections alterations or improvements. The Tenant shall be entitled to remove its own trade fixtures and fittings subject to making good all damages including damage to the Landlord's decoration within the said premises and within the said building caused by such removal to the satisfaction of the Landlord. The Landlord shall have the right to require the Tenant to reinstate to its original state any part of the said premises in respect of which the Tenant may have carried out alterations with the consent of the Landlord.

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

     Y. Not to cause, allow, permit or suffer the load of electricity supply to, in or on the said premises exceeding 60 AMP TPN.

III. THE LANDLORD AGREES WITH THE TENANT as follows:

     A. That the Tenant paying the rent hereby reserved and all charges payable hereunder and performing and observing the agreements by the Tenant hereinbefore contained may peaceably hold and enjoy the said premises during the said term without any interruption by the Landlord or any person lawfully claiming through or under or in trust for him.

     B. To pay the Crown Rent and Property Tax which are now or may hereafter during the said term be imposed by Government upon the said premises.

     C. To maintain and keep or cause to be maintained or kept the main structure of the said premises and every part of such main structure the main drains and pipes in proper and tenantable repair and condition Provided that the Landlord's liability hereunder shall not be deemed to have arisen unless and until written notice of any want of repair of the same shall have been previously given by the Tenant to the Landlord and the

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          Landlord shall have failed to take step to repair the same after the lapse of a reasonable time.

IV.  PROVIDED ALWAYS AND IT IS MUTUALLY AGREED as follows:

     A. That if and whenever any part of the rent hereby reserved or any other payments payable by the Tenant hereunder shall be in arrear for fifteen days (whether the same shall have been formally demanded or not) or if and whenever there shall be a breach of any of the agreements by the Tenant hereinbefore contained or if the Tenant (being an individual or sole proprietor or partnership) shall commit an act of bankruptcy or shall have its Business Registration cancelled or (being a corporation) shall go into liquidation (either voluntary or otherwise) or shall have any order made or resolution passed for winding up other than a resolution for the purpose of amalgamation or reconstruction or if the Tenant shall enter into any composition or arrangements with his creditors or shall suffer execution to be levied upon any of his goods or effects the Landlord shall upon the happening of any such event be entitled to re-enter upon the said premises or any part thereof in the name of the whole and thereupon this Agreement shall absolutely determine but without prejudice to any rights which may have

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

          accrued to the Landlord by reason of any antecedent breach of any of the obligations on the part of the Tenant hereinbefore contained AND the deposit paid hereunder shall be forfeited to the Landlord as and for liquidated damages and not as penalty but without prejudice to the Landlord's right to claim any further damages which the Landlord shall have sustained or may sustain AND a written notice served by the Landlord on the Tenant or left at the said premises to the effect that the Landlord thereby exercises the power of re-entry shall be a full and sufficient exercise of such power without actual entry on the part of the Landlord. Notwithstanding the foregoing, the Landlord may in any such event at its option elect not to terminate this Agreement but to deduct from the deposit the amount of any monetary loss incurred by the Landlord in consequence of the breach, non-observance or non-performance by the Tenant in which event the Tenant shall, as a condition precedent to the continuation of the tenancy, deposit with the Landlord the amount so deducted and, if the Tenant shall fail so to do, the Landlord shall forthwith be entitled to re-enter on the said premises and to determine this Agreement in which event the deposit may be forfeited to the Landlord as hereinbefore provided. Notwithstanding anything herein contained, the Landlord shall have the right to charge by way of additional rent interest at the rate of 1.5% per month in respect of any payments to be made by the Tenant to the Landlord under this Agreement which shall be more than Fifteen days in arrears (whether legally or formally demanded or not) and such interest shall be payable by the Tenant to the Landlord on demand calculated from the date upon which such payments in arrears fell due (and not fifteen days thereafter) until the date of payment. The Landlord shall further be entitled to recover from the Tenant as a debt all expenses including fees paid to debt collectors appointed by the Landlord and all solicitors' and/or counsel's fees and court fees incurred by the Landlord for the purpose of recovering the rental in arrears and/or other moneys unpaid or any part thereof from the Tenant on a full indemnity basis together with such sum or sums as shall be determined by the Landlord as being collection charges for the additional work incurred by the Landlord and its staff and/or the manager of the said building (as the case may be) in recovering the said areas and/or unpaid sums or any part thereof.

     B. In the event of the said premises or any part thereof at any time during the said term being damaged or destroyed by fire or by any other cause (not attributable to the act or default of the Tenant) so as to be unfit for occupation and use or become subject to a closure order or become totally inaccessible to the Tenant then the rent hereby reserved or a fair proportion thereof according to the nature and extent of the damage sustained shall be suspended until the said premises shall again be rendered fit for occupation and use or until the said premises cease to be subject to a closure order or cease to be totally inaccessible and any dispute concerning this clause shall be determined by arbitration in accordance with the Arbitration Ordinance Cap.341 of the Laws of Hong Kong or any statutory enactment in that behalf for the time being in force Provided Always that the Landlord shall not be required to reinstate the said premises if by reason of their condition or any local regulations or other circumstances beyond the control of the Landlord it is in the opinion of the Landlord not economical or practicable or reasonable so to do.

     C. Acceptance of rent by the Landlord shall not be deemed to operate as a waiver by the Landlord of any right to proceed against the Tenant in respect of any breach non-observance or non-performance by the Tenant of any of the agreements stipulations and conditions herein contained and on the Tenant's part to be observed and performed.

     D. For the purpose of these presents any act default or omission of the agents servants visitors customers and workmen of the Tenant shall be deemed to be the act default or omission of the Tenant.

     E. To the extent that the Tenant can lawfully do so the Tenant hereby expressly declares that at the expiration or sooner determination of this Agreement the Tenant will not invoke or seek to avail himself of any protection which may or shall hereafter be afforded by any ordinance or regulation of Hong Kong protecting tenants or lessees from eviction but will promptly and punctually quit and deliver up possession of the said premises at the expiration of this Agreement or sooner determination as aforesaid.

     F. The Tenant shall on the signing of this Agreement pay to the Landlord the sums set out in Part II of the Schedule hereto by way of deposit for the due performance and observance of the agreements on the part of the Tenant herein contained. At the expiration or sooner determination of this Agreement subject to prior forfeiture in accordance with Clause 4(a) hereof if the Tenant shall have paid all rent due hereunder and if there shall be no breach of any of the agreements on the Tenant's part to be observed and performed the Landlord will repay to the Tenant the said deposit paid by the Tenant to the Landlord as a deposit on the signing of this Agreement but without any interest thereon within 30 days after delivery of vacant possession of the said premises to the Landlord and after full settlement of all outstanding payments in respect of the said premises payable by the Tenant.

     G. The Tenant hereby expressly declares that he has paid no premium construction fee, key money or other sum of money of a similar nature to the Landlord or other person or persons authorized by him for the possession of the said premises or for the granting of this Agreement.

     H. The Landlord shall not be under any liability to the Tenant or to any other person whomsoever in respect of any loss or damage to person or property sustained by the Tenant or any such other person caused by or through or in any way owing to any typhoon overflow of water or escape of fumes smoke fire or any other substance or thing originating from anywhere within the said Building. The Tenant shall fully and effectually indemnify the Landlord from and against all claims and demands made against the Landlord by any person in respect of any loss damage or injury caused by or through or in any way owing to the overflow of water or the escape of fumes smoke fire or any other substance or thing originating from the said premises or to the negligence or default of the Tenant his servants agents or licensees or to the defective or damaged condition of the interior of the said premises or any fixtures or fittings for the repair of which the Tenant is responsible hereunder and against all costs and expenses incurred by the Landlord in respect of any such claim or demand.

     I. The Landlord or his agents accepts no responsibility for any accident or damage which may be caused to the Tenant or any occupier of the said premises or their or his or her servants or customers arising from any defect in or operation of any lift in the said Building.

     J. For the purpose of Part III of the Landlord and Tenant (Consolidation) Ordinance Chapter 7 and of these presents the rent payable in respect of the said premises shall be and be deemed to be in arrear if not paid in advance at the times and in manner hereinbefore provided for payment thereof. All costs of and incidental to the demand for rent distraint or any legal action for the recovery of rent and any other sums due hereunder shall be recoverable from the Tenant as a debt.

     K. During the two months immediately preceding the expiration of the term hereby created the Landlord shall be at liberty to affix and maintain without interference upon any external part of the said premises a notice for re-letting the said premises and the Tenant shall permit persons authorized by the Landlord or its agents at reasonable time of the day to view the said premises or any part thereof.

     L. The expression "the Tenant" shall (where the context permits) mean and include the party or parties specifically named and shall not include the executors and administrators of any such party or where such party is a corporation any liquidator thereof.

     M. The Landlord shall be entitled to treat non-payment of rates (if any) and management fee and of any amount payable by the Tenant hereunder or any part thereof in all respects as non-payment of rent under this Agreement.

     N. Any notice under this Agreement shall be in writing and any notice to the Tenant shall be sufficiently served if left addressed to him at the said premises or any part thereof or sent to him by registered post or left at his last known business address in Hong Kong or sent to its registered office as recorded in the Company Registry by registered post and any notice to the Landlord shall be sufficiently served if delivered to him personally or sent to him by registered post or left at his last known address in Hong Kong or sent to its registered office as recorded in the Company Registry by registered post.

     O. All costs of and incidental to the preparation completion and stamping of this Agreement shall be borne and paid by the Landlord and the Tenant in equal shares.

     P. The design load of electricity supply to in or on the said premises shall not exceed 30 AMP TPN. The Tenant shall fully indemnify the Landlord against all loss and damages whatsoever suffered by the Landlord caused by or arising from or in any way owing to the overloading of electricity supply including but not limited to all claims, demands, actions and legal proceedings whatsoever upon the Landlord in respect of any loss, damage or injury to any person whomsoever caused by or arising from or in any way owing to the overloading of electricity supply.

5. The Landlord and the Tenant do hereby jointly and severally declare and confirm that the rent herein reserved is the best rent which can be reasonably obtained for the grant of this tenancy without a premium.

6. The Landlord shall hand over the said premises to the Tenant on an "as is" condition including all alterations, partitions, installations and erections existing at the said premises upon the commencement of the said tenancy.

     It is hereby declared that (if the context permits or requires) the singular number shall include the plural and the masculine gender shall include the feminie and the neuter.


     AS WITNESS the hands of the parties hereto the day and year first above written.

                         THE SCHEDULE ABOVE REFERRED TO
                         ------------------------------

                                     Part I
                                     ------


Q. The monthly rental shall be HONG KONG DOLLARS TWELVE THOUSAND ONLY (HK$12,000.00).

R. The monthly management fee shall be HONG KONG DOLLARS THREE THOUSAND SEVEN HUNDRED AND FIFTY ONLY (HK$3,750.00) subject to revision.



                                    Part II
                                    -------

(a) The rental deposit shall be HONG KONG DOLLARS THIRTY SIX THOUSAND ONLY (HK$36,000.00).

(b) The management fee deposit shall be HONG KONG DOLLARS ELEVEN THOUSAND TWO HUNDRED AND FIFTY ONLY (HK$11,250.00).

 SIGNED by mR. Kwong Chun,    )
 its director for and on      )
 behalf of Hong Yip Service   )      For and on behalf of
 Company Limited as the       )      HONG YIP SERVICE CO., LTD.
 lawful attorney of the       )      /s/ (illegible)
 Landlord whose signature is  )
 verified by:                 )


     /s/ Porey Ip
     POREY IP
     Solicitor
     Hong Kong SAR
     Woo, Kwan, Lee& Lo


 SIGNED by Tong Ka Wing Carl, )
 director and authorised      )
 person for and on behalf of  )      For and on behalf of
 the Tenant in the presence   )      CREATIVE MASTER LIMITED
 of:                          )      /s/ (illegible)
                              )

     /s/ Au Fung Ming
     Au Fung Ming (G822476(4))
     Admin. Manager


 ACKNOWLEDGE RECEIPT of and   )      For and on behalf of
 from the Tenant the sum of   )      HONG YIP SERVICE CO., LTD.
 HONG KONG DOLLARS THIRTY SIX )      /s/ (illegible)
 THOUSAND ONLY being the      )
 rental deposit above         )      HK$36,000.00
 mentioned.                   )
                              )

V E R I F I C A T I O N  of the signatures

     /s/ Porey Ip
     POREY IP
     Solicitor
     Hong Kong SAR
     Woo, Kwan, Lee & Lo

 ACKNOWLEDGE RECEIPT of and     )    For and on behalf of
 from the Tenant the sum of     )    HONG YIP SERVICE CO., LTD.
 HONG KONG DOLLARS ELEVEN       )    /s/ (illegible)
 THOUSAND TWO HUNDRED AND       )
 FIFTY ONLY being the           )    HK$11,250.00
 management fee deposit above   )
 mentioned.                     )


V E R I F I C A T I O N  of the signatures by:

     /s/ Porey Ip
     POREY IP
     Solicitor
     Hong Kong SAR
     Woo, Kwan, Lee & Lo